EXHIBIT 10.30


     On-Point Technology Systems, Inc. and IFS International Holdings, Inc.
                     Assets Acquisition Agreement. May 2000

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement ("Agreement ") is made and entered into as of May ___, 2000, by and between IFS International Holdings, Inc., ("Buyer") a Delaware corporation with offices located at Rensselaer Technology Park, 300 Jordan Road, Troy, New York 12180 , and On-Point Technology Systems, Inc. a Nevada corporation with offices located at 1370 West San Marcos Boulevard Suite 100, San Marcos, California 92069 ("On-Point") and e-Point Technologies, Inc. a Nevada corporation and wholly owned subsidiary of On-Point with offices located at 1370 West San Marcos Boulevard Suite 100, San Marcos, California 92069 ("e-Point USA"), On-Point and e-Point USA hereinafter jointly referred to as "Seller'.

                                    RECITALS

     A. Seller operates a Business (such term being defined in Section 1 below) which is to be sold to Buyer pursuant to this Agreement.

     B. Seller owns the tangible and intangible assets , described in "Exhibit A" attached hereto (the "Acquired Assets"), said Acquired Assets including but not limited to a Company registered in the United Kingdom as e-Point Technologies (UK) Limited ("e-Point UK") past and present trademarks, trade names and logo(s), customer and customer contact lists and computer data bases, electronic and computer equipment hardware and software, and vendor agreements used in the operation of the Business, as well as the right to transfer, sell and assign, certain underlying agreements more fully described herein.

     C. Seller desires to assign, transfer and convey to Buyer certain rights to expand and operate Business in any and all territories within the universe without limitation.

     D. Seller has agreed not to compete with Buyer in the operation of e-Point UK and/or the Business for a period of one (1) year following Close, as more specifically provided in section 16 hereof.

     E. Buyer and Seller had previously contemplated a joint venture for the development and exploitation of the e-Point UK Business, under which e-Point UK would have incurred substantial marketing and operational development costs to be funded by Seller. Seller has determined that it is unable to adequately meet the ongoing funding requirements of the e-Point UK Business and/or anticipated costs arising out of the contemplated joint venture and that the failure to facilitate immediate additional funding for the e-Point UK Business may result in the loss of all contemplated current e-Point UK Business opportunities. Seller desires to eliminate ongoing funding requirements associated with e-Point UK and Business in addition to securing a payment for the sale of e-Point UK and Business.

     F. Buyer acknowledges that the Business is in a developmental stage and has not secured any revenues or contracts for future revenues and has to date operated at a loss. Furthermore Buyer acknowledges that any contemplated future operation of e-Point UK and/or Business will be highly speculative and that Seller makes no claims or representations of any nature pertaining to the future commercial viability of the Business.

                                    AGREEMENT

NOW THEREFORE, in consideration of the Recitals and the mutual covenants, conditions, representations, considerations and warranties hereinafter set forth, the parties agree as follows:

1.       DESCRIPTION OF BUSINESS.

The term "Business" shall mean the following:

     a)  The  provision  of  electronic   top-up  and/or   activation   services
("E-TopUp") Solution Provider services to mobile and fixed line telephony Network Carriers and distributors.

     b) The sale and/or licensing and/or or delivery and operation of solutions for the operation by any and all third party entities of E-TopUp services.

     c) The development and operation of E-TopUp Host processing center(s).

     d) The development and provision to retailers of solutions for the operation and management of customer loyalty and/or recurring purchase programs.

2.       PURCHASE AND SALE OF ASSETS.

         On the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Buyer and Buyer agrees to purchase from Seller, on or before the Closing Date (as determined under Article 5 below) all of the "Acquired Assets" set forth below, and more fully described in Exhibit 'A' attached hereto, including without limitation the following:

          (a) all of the issued and outstanding capital shares of e-Point UK, and

          (b) all Intellectual Properties of the Business (as defined at subsection 7m) as they pertain specifically to e-Point UK; and the sole and exclusive rights to any and all trademarks, service marks and trade name(s) of the Business, specifically including but not limited to all those names and identities and copyright trademarks and In-Use Logo(s) and registered fictitious business names as set forth in Exhibit 'A-1'Business Names attached hereto;

          (c) any and all inventory as set forth in Exhibit 'A-2'- "Inventory" attached hereto;

          (d) miscellaneous promotional materials and office supplies as set forth in Exhibit 'A-3';

          (e) property lease as set forth in Exhibit 'A-4'- "Property Leases" attached hereto;

          (f) customer and contact lists and computer data bases as set forth in Exhibit 'A-5'- "Client Contacts" attached hereto;

          (g) all capital equipment including but not limited to electronic and computer equipment hardware and software as set forth in Exhibit 'A-6'- "Capital Equipment" attached hereto;

          (h) vendor agreements, of any and all nature and kind whether contemplated for use, currently in use or superseded as set forth in Exhibit 'A-7'- "Vendor Agreements" attached hereto;

          (i)  the  published  and  in-use  Business  Internet,   telephone  and
               facsimile numbers as set forth in Exhibit 'A-8' -"Business Communication Numbers" attached hereto;

          (j) all Business client and supplier records and contact details pertaining to any and all actual and contemplated transactions of the Business which shall have occurred within a minimum three (3) calendar year period immediately preceding the Closing Date; and

          (k) the services of key management personnel under terms and conditions of a separately executed employment agreement as set forth in Exhibit 'B'-"Employment/Contractor Agreement" attached hereto.

3.       PURCHASE PRICE.

         As consideration for the Acquired Assets, on the Closing Date Buyer agrees to deliver to Seller the following payment and considerations ("Purchase Price"):

(a) Stock Consideration: Buyer agrees to issue and deliver to Seller and/or Seller's nominee(s) an amount of Buyer's common stock (par value per share to be determined in accordance with Article 3(c) herein) equal to a sum of one-hundred thousand dollars ($100,000), subject to certain restrictions on transfer described in Subsection 2b) hereof ("Seller Stock" ). Seller Stock is to be issued as fully paid and non-assessable shares.

(b) Buyer acknowledges that the Seller Stock is being issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1993 (the "Act") and/or Regulation D thereunder. Accordingly, Seller acknowledges that further transfer of the stock is restricted and that the Seller Stock may only be resold either (i) in a transaction complying with the provisions of Rule 144 of the United States Securities and Exchange Commission, or (ii) another transaction which is exempt from registration in the reasonable opinion of counsel for Buyer. Accordingly, the shares to be issued may be issued with a legend noting the restrictions on transfer. Seller hereby warrants and represents that it is acquring the Seller Stock for its own account and for investment purposes, and not with the view to distribution thereof in a manner which would constitute the Seller as an "underwriter" as defined in Section 2(11) of the Act.

(c) The per share value of the Seller Stock shall be determined by the average of the closing price of the Buyer's Company stock on the five (5) business days immediately preceding the Closing Date ("Seller's Stock Price") and Buyer shall deliver to Seller within thirty (30) days after Closing Date an amount of Buyer stock certificates duly issued to Seller. Seller and any of Seller's nominee(s) which may be recipients of said Seller Stock agree that the aforesaid equity stake in Buyer shall be subject to post Closing Date dilution from any and all ongoing Buyer issuance, sale, assignment, transfer and delivery of additional shares of Buyer's stock as approved by Buyer's Board of Directors including but not limited to Buyer funding(s), merger(s), acquisition(s), debt retirement(s), debt security and Buyer employee stock and stock option bonus programs.

(d) Seller Stock Value Guaranty. Due to the fact that certain restrictions apply to Seller's ability to sell the Seller Stock, Buyer has agreed to provide certain price guarantees, as provided in this subsection. Buyer's guarantee commences on the earliest date that the Seller Stock may be sold under SEC Rule 144, and ends ninety (90) days thereafter (the "Guaranty Period"). Buyer guarantees that if Seller is unable to sell the Seller Stock during the 90 day Guaranty Period for at least $100,000, then Buyer shall make Seller whole by paying to Seller the difference between $100,000 and the actual amount that Seller received on the sale of the Seller Stock or, if not sold, the average of the closing prices for the Guaranty Period. Buyer may pay such amount, at Buyer's option, by either (i) tendering Seller the amount required in cash, or (ii) tendering Seller the amount required in additional shares of Buyer's common stock, valued at the average closing price during the Guaranty Period. Notwithstanding the foregoing, if the aggregate closing price of the Buyer's Stock for any fifteen consecutive business days is $100,000 or greater then Seller shall have no further obligation hereunder.

4.       BUYER ASSUMED LIABILITIES.

         Buyer shall assume only those specified debts, liens and liabilities of the Business as of the Closing Date as detailed in Exhibit 'C' "Buyer Assumed Liabilities" attached hereto. Any and all liabilities of e-Point UK and/or Business whatsoever pertaining to Seller's development and/or operation of the Business up to the Closing date which are not listed on Exhibit "C" shall remain the sole responsibility of the Seller.

5.       CLOSING.

         The Closing shall take place on or before 5:00 PM EST on May ____, 2000, or such other date as the parties shall mutually agree upon (the "Closing Date"). Buyer and Seller shall each be entitled to one reasonable adjournment of the Closing, for a period not to exceed thirty (30) days, in order to come into compliance with such party's respective warranties, representations and covenants under this Agreement, or to make a determination whether to waive a failure by the other party to be in compliance with any conditions to the Closing. No further adjournments shall be permitted except with the mutual consent of both Buyer and Seller.

6.       DELIVERIES AT CLOSING.

         (a)  Seller's Deliveries.

         At the Closing on the Closing Date Seller shall deliver to Buyer:

                  i) such bills of sale, deeds, trademark and fictitious business name assignments and all other instruments of sale, conveyance, assignment and transfer as are sufficient in the opinion of the Buyer and its counsel to vest in Buyer and its successors or assigns the absolute, legal and equitable title, free and clear of any and all debts, liens, attachments and encumbrance, to all of the Acquired Assets.

                  ii) If required under law, Seller shall deliver a list of the assets sold, a list of the names and addresses of Seller's creditors and an Affidavit of Mailing, all in conformity with the bulk transfer provisions of
                           Article 6 of the New York version of the Uniform Commercial Code or, alternatively, an indemnification acceptable in form and content to Buyer and Buyer's legal counsel, indemnifying Buyer from any liabilities Buyer may incur by reason of the failure of the parties or the transaction to comply with such bulk transfer provisions.

                  iii) a Certificate, duly executed by Seller's corporate secretary or assistant secretary, attesting to the passage and continuing effectiveness of resolutions by each Seller's corporate Board of Directors, authorizing the signing of this Asset Purchase Agreement and the consummations of the transactions contemplated hereunder.

                  iv) a Certificate, duly executed by Seller's corporate secretary or assistant secretary, attesting to the passage and continuing effectiveness of resolutions by the requisite majority of the shareholders of e-Point, U.K. authorizing the signing of this Asset Purchase Agreement and the consummations of the transactions contemplated hereunder.

         (b)      Buyer's Deliveries.

                  At the  Closing on the  Closing  Date Buyer  shall  deliver to
Seller:

                    i)   a Certificate  for $100,000 in value of Buyer's  common
                         capital   stock,   duly   issued  as  fully   paid  and
                         non-assessible common stock; and

                    ii) a Certificate, duly executed by Buyer's corporate secretary or assistant secretary, attesting to the passage and continuing effectiveness of resolutions by Buyer's corporate Board of Directors, authorizing the signing of this Asset Purchase Agreement and the consummation of the transactions contemplated hereunder, including (without limitation) the issuance of the Seller Stock.

7.       REPRESENTATIONS AND WARRANTIES OF SELLER.

The corporations comprising the Seller hereby jointly and severally represent and warrant to Buyer that:

         (a) On-Point is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. e-Point USA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. e-Point U.K. is a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom. Each corporation comprising the Seller has the requisite power and authority to own and operate its assets, properties and Business and to carry on its business as now conducted.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated by the Boards of Directors of Seller (and, as to e-Point UK, a majority of its shareholders), and, when executed by the authorized representative of the Seller, this Agreement will constitute a legal, valid and binding agreement of the Seller.

         (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the breach of the terms and conditions of, or result in a loss of rights under, or result in the creation of any lien, charge encumbrance upon, any of the Acquired Assets pursuant to (i) Seller's articles of incorporation or bylaws,
                  (ii) any franchise, mortgage, deed of trust, lease, license, permit, agreement, patents, instruments or undertaking to which any Seller is a party or by which any of Seller's properties are bound, or (iii) any statute, rule, regulation, order, judgment, award or decree.

         (d) There are no suits, claims, actions or proceedings now pending or threatened before any court, administrative or regulatory agency or any basis for such claim which may result in any judgment, order, decree, liability or other determination which could have adverse effect, financial or otherwise, upon any of the Acquired Assets. No such judgment, order or decree has been entered which has or could have such effect.

         (e) To the best of the Seller's knowledge, Seller has all licenses and permits (foreign, federal, state and local) necessary to conduct its business and such licenses and permits are in full force and effect. No violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or threatened which could result in the revocation or limitation of any such licenses or permits.

         (f) Except as specifically set forth in Exhibits A-1 through A-8, no consent is necessary to effect the transfer of the Acquired Assets, and upon the consummation of the transaction contemplated hereby, Buyer will be entitled to use the Acquired Assets to the full extent that each Seller used same immediately prior to the transfer of the Acquired Assets. Further, by virtue of the By Laws of Seller, Seller has the requisite power to sell, assign, transfer, hypothecate or otherwise liquidate any and all assets of Seller.

         (g) Copies of all contracts and other documents described in 'Exhibit A-1 , through A-8' (inclusive) hereto have been made available to Buyer and, to the best of Seller's knowledge, are correct and include applicable amendments, supplements and modifications.

         (h) Neither this Agreement nor any exhibit hereto delivered, nor any written statement or certificate furnished, by Seller pursuant to this Agreement, contains an untrue statement of material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

         (i) No valid claim or claims exist that would prohibit Seller from delivering unencumbered title to and possession of the Acquired Assets. No one has the right to the Acquired Assets except Seller. No other claims exist in any form against the Acquired Assets.

          (j) Seller warrants that any debts or claims against and upon e-Point UK and/or the Business existing at the Closing Date which are not listed on Exhibit "C" shall be the sole responsibility of the Seller. Notwithstanding, in any event that Buyer shall be forced to assume and/or settle any debt or claim whatsoever pertaining to e-Point UK and/or Business ("Seller Debts"), Buyer shall have the automatic right of full reimbursement by the Seller of any and all such Buyer settled Seller Debts and Buyer may, in addition to other remedies available under law, at its discretion effect cancellation in part and/or full of Seller Stock in sums equal to any evidenced payment by Buyer of said Seller Debts, including any and all reasonable legal costs associated with the defense or settlement of any and all such Seller Debts by Buyer.

         (k) Seller warrants and acknowledges that the costs and debts incurred by Seller pertaining to the development of the Business and future Business opportunities related to the Acquired Assets substantially exceed the Purchase Price. Nevertheless, Seller believes that the Purchase Price paid by Buyer for the Acquired Assets under this Agreement, to be fair and reasonable commercial consideration.

          (l) Seller warrants it shall fully comply with the terms and conditions of the Confidential Information provision of this Agreement as detailed in Items 15(a) and 15 (b), and further acknowledges that any failure on its part to fully comply with the such Confidential Information provisions may cause irreparable harm and damage to the present and future business interests of Buyer, including but not limited to loss of potential revenues, harm to Buyer reputation within the Business related industry and/or other industries related to Buyer's commercial interests, present and future, loss to the Acquired Asset and/or Business, and/or loss of supplier favored trading relationships. Notwithstanding Buyer's right to seek injunctive relief, for any breach by Seller(s) of the Confidential Information provisions hereof, Seller agrees that any such willful breach shall render Seller liable for damages payable to Buyer in an amount not to exceed the Purchase Price.

          (m) Intellectual Property. The Seller owns (or possesses adequate licenses or other rights to use without payment of royalties) all copyrights, trademarks, trade names, service marks, processes, designs, computer software, inventions, trade secrets, know-how, technology and the like as they pertain to the Acquired Assets (the "Intellectual Property"). Exhibit A-9 is a list and brief description (including, if applicable, date of application, filing or registration and registration or application number) of all of the Intellectual Property. The Seller has not infringed and is not infringing, and has not engaged and is not engaging in the unauthorized use or misappropriation of, any patent, patent application, copyright, trademark, service mark, trade name, process, design, computer software, invention, trade secret, know-how or technology owned by or belonging to any third party. There are no actual or, to the Sellers' knowledge, threatened claims against the Seller relating to the Seller's ownership or use of any Intellectual Property.


8.       REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to Seller that:

         (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. Buyer has requisite power and authority jointly and/or severally to own and operate its assets, properties and business and to carry on its obligations hereunder.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Buyer, and, when executed by an authorized representative of Buyer, this Agreement will constitute a legal, valid and binding agreement of Buyer.

         (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Certificate of Incorporation or the bylaws of Buyer or any agreement, contract or other instrument to which Buyer is a party, or any statute, rule, regulation, order, judgment, award or license.

         (d) There is no litigation, proceeding or investigation pending or, to the knowledge of Buyer, threatened against Buyer that could impair the validity of this Agreement or any action to be taken pursuant to this Agreement.

         (e) Neither this Agreement, nor any exhibit to this Agreement, nor any written statement or certificate furnished by Buyer in connection with this Agreement, contains an untrue statement of material fact or omits to state a fact that is necessary in order to make the statements contained herein and therein, in light of the circumstances under which they are made, not materially misleading.

         (f) Buyer acknowledges that the Acquired Assets and Business are in the developmental stage, and that as at the Closing Date
                  Seller has not promised or represented to Buyer that any revenues and/or any agreements or commitments will be forthcoming from any third parties, and has advised Buyer that the Business and Acquired Assets have no known specific commercial value and are strictly of an intangible nature and value.

         (g) Buyer further acknowledges that the continued development and operation of e-Point UK and the Business is anticipated to require Buyer to provide substantial future capital and development funding and resources, and may incur substantial ongoing operational commitments which may not be able to be recouped by Buyer ; and Buyer acknowledges that Seller has to the best of its knowledge advised Buyer of such commercial risks associated with the future operation of the Business and Buyer hereby accepts such commercial risks.

9.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER.

         All obligations of the Buyer under this Agreement are, at its option, subject to the fulfillment of each of the following conditions prior to the
Closing:

         (a) Representations and warranties of Seller made in this Agreement or in any Exhibit hereto delivered by Seller shall be true and correct as of Closing Date with same force and effect as if made on and as of that date.

         (b) Seller shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

         (c) There shall be pending no litigation or any other claim proceedings which involve title to or possession of any of the Acquired Assets or which allege that any Seller has in any manner violated the intellectural property rights of third parties.

10.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER.

         All obligations of the Seller under this Agreement are, at its option, subject to fulfillment of each of the following conditions prior to or at
Closing:

         (a) All representations and warranties of Buyer made in this Agreement delivered by Seller shall be true and correct as of Closing Date with same force and effect as if made on and as of that date.

         (b) Buyer shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

11.      FURTHER ASSURANCES.

         Following the Closing, Seller agrees to take such actions and execute, acknowledge and deliver to Buyer such further instruments of assignment, conveyance and transfer, and take any other action as Buyer may reasonably request in order to more effectively convey, sell, transfer and assign to Buyer any of the Acquired Assets, to confirm the title of Buyer thereto, and to assist Buyer in exercising rights with respect to the Acquired Assets.

12.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made by each of the parties hereto shall survive the Closing for a period of Three (3) years after the Closing Date.

13.      INDEMNIFICATION.

         (a)      By Seller.
                  -- -------

                  (i) Seller agrees to indemnify, defend and hold harmless Buyer against any and all losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorney's fees (hereinafter called "Losses"), incurred by Buyer arising or resulting from, or relating to any material breach of, or failure by Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Seller under this Agreement specifically including but not limited to the Seller's obligations pertaining to Seller's Debts at the Closing Date, or by reason of any act or omission of Seller.

                   (ii) Seller agrees to indemnify defend and hold harmless Buyer its agents, servants, employee's officers and directors from Losses incurred in connection with any suit or claim whatsoever brought by any third party arising out of or pertaining to (1) the fairness of the transaction and the Purchase Price or (2) the operation of the Business by Seller prior to the Closing.

         (b) By Buyer. Buyer agrees to indemnify, defend and hold harmless Seller against any and all , Losses, incurred by Seller arising, resulting from, or relating to (i) any material breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any Exhibit or other document furnished or to be furnished by Buyer under this Agreement, or (ii) by reason of any act or omission of Buyer or any of its successors or assigns after the Closing Date that constitutes a breach or default under, or a failure to perform, any obligation, duty or liability of Seller under any contract, lease, license or other agreement which Buyer expressly assumes under this Agreement Or (iii) the operation of the Business by Buyer after the Closing.

14.      GENERAL PROVISIONS.

14.1.    CONSTRUCTION.

         This Agreement shall be construed and enforced in accordance with the substantive laws of the State of New York, without regard to such State's conflicts of law principles.

14.2.    NOTICES.

         All notices, requests, demands and other communications contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when (i) mailed by United States, certified or registered mail, postage prepaid, addressed to the parties at the address first written above, or (ii) sent by Federal Express or other national or international overnight courier service providing written evidence of delivery, or (iii) if sent by facsimile transmission confirmed by first class mail to the following parties, their successors in interest, or their permitted assigns at the following numbers, or at such other addresses or facsimile numbers as the parties may designate by written notice in manner aforesaid:

         On-Point Technolgies Systems
         1370 West San Marcos Boulevard

         Suite 100
         San Marcos, California  92069
         Seller Fax: (760) 510 - 4949

         IFS International, Inc.                              With Copy To:
                                                              ---- ---- ---
         Rensselaer Technology Park                  Roland M. Cavalier, Esq.
         300 Jordan Road                             Harris Beach & Wilcox, LLP
         Troy, New York  12180                       20 Corporate Woods Blvd.
         Buyer:  Fax: (518) 283 - 8779               Albany, New York  12211

14.3.    ASSIGNMENT.

         Buyer shall have sole rights to convey, transfer and assign any and of its rights and obligations under this Agreement provided that no assignment shall relieve the assignee from the obligation of delivering Seller Stock consisting of the common capital stock of IFS International, Inc. (Delaware), or relieve Buyer from any obligation under Sections 3, 6, 8 and 13 of this Agreement.

14.4     NO THIRD PARTY BENEFICIARIES.

          Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties to this Agreement and their permitted successors and assigns, any rights or remedies under this Agreement unless expressly so stated to the contrary.

14.5.    REMEDIES.

         Except as otherwise expressly provided herein, none of the remedies set forth in this Agreement is intended to be exclusive, and each party shall have all other remedies now or hereafter existing in law, in equity, by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other available remedies.

14.6.    ARBITRATION.

         Any controversy or claim relating to this Agreement (other than a request for injunctive relief), including any controversy or claim as to the arbitrability of any controversy or claim and any claim for rescission, shall be settled by arbitration in either the County of Rensselaer or Albany, State of New York, in accordance with the rules of the American Arbitration Association, and judgment upon an award rendered in such arbitration may be entered in any court having jurisdiction of the matter.

14.7.    ATTORNEY' FEES AND LITIGATION COSTS.

         If any arbitration proceeding or other legal action is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney' fees and other costs incurred in such arbitration proceeding or other legal action, in addition to any other relief to which it maybe entitled, in such amount as may be determined by the arbitration panel or court deciding the matter.

14.8.    ENTIRE AGREEMENT.

         This Agreement and the exhibits and other documents specifically referred to herein or required to be delivered pursuant to the terms of this Agreement represent the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings, discussions, negotiations and commitments of any kind.

14.9.    AMENDMENT AND WAIVER.

         This Agreement may not be amended, modified or supplemented, except in writing signed by all of the parties hereto. No waiver of any rights hereunder shall be effective, unless made in a writing signed by the party(s) against whom enforcement of such waiver is sought.

14.10.   NO PARTNERSHIP INTENDED

         Nothing contained within shall be construed as to imply any partnership or joint venture or relationship of any nature existing between the parties other than as specifically detailed.

14.11.   SECTION HEADINGS.

         The section headings in this Agreement are included for convenience only, and are not a part of this Agreement and shall not be used in construing it.

14.12.   SEVERABILITY.

         In the event that any provision or any part of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement, unless the effect of such construction would be to deprive a party of the substantial benefit of his bargain.

14.13.   COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the others. Likewise, the existence of this Agreement may be established by introduction into evidence of counterparts separately signed, so long as counterparts signed by all parties are produced and contain substantially identical terms.

14.14.   FACSIMILE.

         This Agreement shall become binding upon the delivery to each party of a facsimile signature affixed by a duly authorized representative of both parties.

14.15.   DRAFTING:

         This Agreement was drafted with the joint participation of the parties and/or their legal counsel. Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

15.      CONFIDENTIAL INFORMATION.

(a)  The parties hereto, and their respective  directors,  officers,  employees, agents and/or representatives, during the course of their respective due-diligence prior to the Close of the transaction contemplated, will be privileged to acquire confidential information to the other, including but not limited to marketing strategies, customer contact details, vendor/supplier trading terms and relationships, financial information and employee personnel records and sales contracts. Accordingly each party agrees that both during the period of time between present date and the Closing Date, and in any event that the contemplated transaction should not Close a further period of One (1) year from the contemplated Closing Date or the effective date of transaction negotiation conclusion, which ever shall be the latter date, it will maintain in strict confidence, and will use its best efforts to cause its directors, officers, employees, agents and/or representatives to maintain in strict confidence, all confidential information, knowledge and data relating to business matters and products of the other party acquired by or communicated to it and/or its directors, officers, employees, agents and/or representatives.

(b) Upon the effective Close of the transaction contemplated Seller shall maintain in strict confidence any and all confidential information pertaining to e-Point UK the Business and the Acquired Assets and the transaction contemplated and/or effected, and any and all confidential information acquired of Buyer during its due-diligence prior to or following the Close, and any and all confidential information, knowledge, and data relating to Buyer communicated it and/or its directors, officers, employees, agents and/or representatives for a period of not less than One
     (1) year following the Closing Date and will use its best efforts to cause its directors, officers, employees, agents and/or representatives to maintain in strict confidence, all confidential information, knowledge and data relating to business matters and products of both Seller and Buyer and Business and Acquired Assets, for a period of One (1) year following the Closing Date.

16.      WARRANTIES AND COVENANTS CONCERNING COMPETITION.

         The parties mutually acknowledge that in transferring the Acquired Assets and the Business, Seller is only transferring a portion of the portfolio of businesses now conducted by Seller. Likewise the parties mutually acknowledge that Buyer and Seller have, to some extent, been in competition with each other in the past by virtue of the fact that there is some existing overlap in their product and service lines. Accordingly, the parties agree as follows with respect to matters involving the respective conduct by Buyer and Seller of their businesses and the conduct of the Business to be sold hereunder after the closing:

(a) Seller acknowledges that Buyer has operated a business for many years which has a substantial history in the sale and licensing of products and services identical and/or substantially similar to the products and services of e-Point UK and Business and that nothing contained in this Agreement is in any manner intended to imply that the rights sold, conveyed, transferred and assigned to Buyer are in any manner the only rights of Buyer to operate a business in association with and/or competition with OnPoint or e-Point USA; and in any event that this Agreement should fail to Close and/or terminate for whatsoever reason Seller shall claim no restriction over Buyer in regards to Buyer's rights to compete with any Seller and/or Business.

(b) Seller warrants, covenants and agrees that upon the Close of the transaction contemplated and for a further period of One (1) following the Closing Date ("Non-Compete Term") that it shall not compete against Buyer in the Business and/or Buyer's exploitation of any and all commercial opportunities of the Business solely within the territories of the United Kingdom and Ireland ("Exclusive Markets").

(c) Seller warrants, covenants and agrees that Buyer shall have rights to develop and exploit the Acquired Assets in any and all territories throughout the universe without limitation ("Unrestricted Right to Trade In Assets"). Notwithstanding, Buyer acknowledges and warrants that specifically excluding the Exclusive Markets for the Non-Compete Term, that said Unrestricted Right to Trade In Assets shall be granted Buyer on a strictly non-exclusive basis and Seller may at its sole discretion compete with Buyer in the development and exploitation of commercial opportunities outside of the Exclusive Markets.

(d) Notwithstanding the provisions of subsection 16(c), Seller warrants that the right to utilize the trademarks, service marks, trade names and e-Point UK corporate name anywhere within the universe shall be solely that of Buyer.

17.      PAYMENT OF TAXES.

         Seller has paid and will continue to pay up to the Closing Date: (i) all taxes arising from the operation of the Business up until the Closing Date, including without limitation, all taxes levied upon revenues, net income or value added, (ii) all taxes affecting the Acquired Assets, including, without limitation, social security, withholding, sales and/or use taxes, and (iii) all unemployment insurance taxes or premiums due with respect to employment of any employees of the Business which, if not paid, might result in a lien against the Assets.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

Signatory Page to :

          On-Point Technology Systems, Inc. and IFS International, Inc.

                     Assets Acquisition Agreement. May 2000

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first mentioned above.

         BUYER: IFS International, Inc.

                         BY:___________________________________
                         Its: Chief Executive Officer (Mr. David Hodge)

                         Date: _____/______/______


         SELLER On-Point Technology Systems, Inc.

                         BY:___________________________________

                         Its: Chief Executive Officer (Mr. Frederick Sandvick)

                         Date: _____/______/______

         AND

                         e-Point Technologies, Inc.

                         BY:___________________________________

                         Its: Chief Executive Officer (Mr. Frederick Sandvick)

                         Date: _____/______/______

                       EXHIBIT 'A' - ASSETS TO BE ACQUIRED

Seller shall sell, convey, transfer and assign, free and clear of any encumbrance, lien or indebtedness, all right, title and interest in and to all the following specific assets of On-Point and/or e-Point USA and/or e-Point UK and/or Business immediately upon the Close of the transaction contemplated:

A-1               e-Point UK and Business Name:

               a). All right title and interest in and to all issued and outstanding equity in e-Point Technologies (UK) Limited a United Kingdom private limited company with registered offices at Southgate Chambers, 37/39 Southgate Street Winchester, Hampshire SO23 9EH, England (Buyer Registration No. 3860893, a copy of Certificate of Incorporation being included as an attachment to this Exhibit marked Attachment A-1 (1)

               b.) All right title and interest in and to the business and trading name "e-Point Technologies" in any and all markets, territories and jurisdictions throughout the universe without limitation, and

               c) All right title and interest in and to the registered trademark of e-Point as filed within the European territories (Registered under European trademark application # 1439033, filed December 23, 1999) a copy of said e-Point trademark being included as an attachment to this Exhibit marked attachment A-1 (2)

A-2               Inventory:

                  Seller warrants and Buyer acknowledges that e-Point UK and Business has no product, technology or service inventory of any nature whatsoever.

A-3               Office Supplies & Promotional Materials

                  a). Any and all (if any) office supplies and promotional materials existing in the e-Point UK office at the Closing Date. Buyer and Seller mutually agree that such office supplies and promotional materials have uncertain value and/or benefit to the ongoing operation of e-Point UK and Business and shall therefore not be construed as to create a material obligation upon the Seller, however Seller agrees to make best efforts to deliver or make available for collection by Buyer immediately following the Closing Date any office supplies and promotional materials pertaining to e-Point Technologies and/or which incorporate the e-Point trademark.

                  b). Any and all if any hereto unspecified e-Point trademarked promotional materials existing in the e-Point USA office at the Closing Date. Buyer and Seller mutually agree that such promotional materials have uncertain value and/or benefit to the ongoing operation of e-Point UK and Business and shall therefore not be construed as to create a material obligation upon the Seller, however Seller agrees to make best efforts to deliver or make available for collection by Buyer immediately following the Closing Date promotional materials pertaining to e-Point Technologies and/or which incorporate the e-Point trademark.

A-4 Property Leases. A certain Property and/or Services lease entered into by and between e-Point UK and Southgate Chambers Limited, a copy of which is included as an attachment to this Exhibit marked attachment A-4

A-5 Client Contacts. Buyer acknowledges the prior receipt of an electronic delivery of e-Point UK Client Contact details.

A-6 Capital Equipment. Seller advises and Buyer acknowledges that all equipment purchases for e-Point UK have been expensed and that a comprehensive schedule of all such equipment is attached to this Exhibit marked Attachment A-6 .

A-7               Vendor Agreements

                  A License Agreement was entered into by and between On-Point and e-Point USA and AirTIME Technologies, Inc. (the "AirTime Agreement" - copy attached to this Exhibit marked Attachment A-7). However as a result of an alleged breach by On-Point in its obligations to meet the Initial License Fee Payment Schedule of said AirTIME Agreement, On-Point/e-Point USA has received Notice of default and subsequent Notice of Termination of said AirTIME Agreement.

                  On-Point has not fully determined its rights or desire to defend its rights and obligations under said AirTimeAgreement. Notwithstanding, Seller warrants and Buyer acknowledges an advise from AirTIME indicating its desire to negotiate a new license Agreement with On-Point and/or e-Point UK and/or Buyer and Seller grants to Buyer the sole right at its discretion to negotiate and execute a license agreement directly with AirTIME Technologies, Inc. Seller is transferring any rights it may have under the AirTime Agreement, but Buyer is not assuming any accrued liabilities or obligations thereunder, and Seller shall indemnify, defend and hold Buyer harmless from any and all Losses (as defined in subsection 13(a)(i) hereof) relating to any claims made by AirTime Technologies, Inc., its successors and assigns.

                  Seller warrants and represents to Buyer that except for (i) the AirTIME Agreement, (ii) Southgate Chambers Limited Property/Service Lease Agreement and (iii) month to month telephony service agreements with fixed line telephony carrier no current vendor agreements or obligations exist by and between e-Point UK and any third party.

A-8               Business Communication Numbers

                  Telephone& Facsimile  Lines:  Sole and exclusive  right to the fixed line telephony numbers currently in use by e-Point UK and terminating at the Southgate Chambers office location. These numbers, currently provided under month to month service agreements with British Telecom are as follows: Telephone 01962 870 111 and Facsimile 01962 870 222.

                  Internet Domain Names:  Sole  and  exclusive  right to all the following  Internet Domain names:

                           www.e-pointtech.com
                           www.e-pointtech.uk.co
                           www.e-pointtech.uk.net

                           Seller shall maintain Internet and email services for the above Internet Domain names and upon the Close Seller agrees to work with Buyer to ensure a smooth transition of the Internet address hosting from the Seller current ISP host to the Buyer nominated ISP host.

A-9               Intellectual Property

                          e-Point  trademark  attached  hereto   as   referenced
                          in Exhibit A-1 item C, above

                            Exhibit A - Attachment A6

e-point company assets

Item Number   Description         Manufacturer           Part No.    Serial No.

1             Zip Drive           Iomega                 04018D00    P7CW0710A7
2             Zip connector       n/a                    n/a         n/a
3             Fax machine         Samsung                SF-3100     83AK901131D
4             Ink Jet Printer     HP                     C6409A      ES91S1D103
5             Pentium PC 400      Watford Electronics    n/a
6             Spiral Book Binder  n/a                    n/a         n/a

                  EXHIBIT 'B' - EMPLOYEE/CONTRACTOR AGREEMENTS

               Employment Agreements: A certain Employment Agreement entered into by and between e-Point Technologies (UK) Limited and Mr. Hugh McPartlan for the engagement of Mr. McPartlan in the capacity of Head of Operations for e-Point UK (McPartlan Employment Agreement") a copy of said McPartlan Employment Agreement is attached to this Exhibit marked Attachment B-1.

               Seller  warrants  that   specifically   excluding  the  aforesaid
               McPartlan   Employment   Agreement  that  no  current  employment
               agreements exist between e-Point UK and any party.

               Contractor Agreements: Seller warrants that no sub-contractor or consultant agreements exist between e-Point UK and any third party.

                           EXHIBIT 'B' - Attachment B1

                                December 20, 1999

Hugh McPartlan
2 Stanbury Close
Thruxton, Andover
Hants. SP11 8QD
England

                                              CONFIDENTIAL - Terms of Employment

Dear Hugh,

e-Point Technologies (UK) Limited ("e-Point") is pleased you have agreed to join us in a senior management position with the company in the capacity of Director of Operations - e-Point Technologies (UK) Limited effective February 1st , 2000. In this position you will be responsible for the implementation and refinement of corporate operational policies and procedures for the effective and efficient operation of the Company's business within the United Kingdom as identified through the Company's strategic plan, including negotiation of vendor contracts subject to management final approval, preparation and supervision of equipment and software development and deployment schedules and budgets, supervision of nominated staff and other responsibilities consistent with the position as notified by management from time to time.

The terms of employment and your compensation package will be as follows:

1. Salary:(pound)3,000 per month ((pound)36,000 annualized), payable on a bi-weekly basis.


2. Stock Options: The Board of Directors of e-Point Technologies, Inc. has agreed to grant a stock option to you in accordance with the Company's group employee stock option plan subject to your acceptance of this offer. The number of shares underlying the option is twenty-five thousand (25,000) and will have a strike price based on the closing price of the stock on the date that the stock option agreement is executed or one-dollar US (US$1.00) whichever shall be the greater (Strike Date). The options will have a five
     (5) year exercise period from the date of agreement and will vest on the following schedule:

o one-tenth (2,500 shares) after 36 months o one-tenth (2,500 shares) after 42 months o one-tenth (2,500 shares) after 48 months o seven-tenths (17,500 shares) after 54 months

     The granting of this option does not preclude the granting of additional options that the Board may grant in its discretion for your future contributions to the Company.

Bonus: You will eligible to receive a bonus during the first two years of employment based on a set formula as follows:

     A)   1.25% of after-tax income* of(pound)500,000 to(pound)1,500,000;and

     B)  1.00% of after-tax income* of(pound)1,500,001 to(pound)2,500,000;and

     C)   0.75% of after-tax income* of(pound)2,500,001 to(pound)3,500,000;and

     D)   0.50% of after-tax income* of(pound)3,500,001 to(pound)4,500,000; and

     E)   0.25% of after-tax income* of exceeding(pound)4,500,001.

     * After-tax income means the net income under GAAP earned from the e-Point Technologies (UK) limited business interests in the United Kingdom.

     You will be also be eligible for an annual discretionary bonus after every year of employment.

     Benefits: Benefits will be paid according to standard Company benefit policies. Principal current benefits are as follows:


o Vacation & Leave Benefits: After ninety (90) days, vacation, personal and sick leave benefits will accrue in accordance with the standard and mandatory rates as applicable to the industry for employment in similar positions.

o Medical Benefits: At this time the Company has no established medical benefits program for employees domiciled in the United Kingdom, however if such a program is established you will be eligible for participation in accordance with the terms and conditions available to all executive staff at that time.

o You will be provided with a motor vehicle or motor vehicle allowance of (pound)300 per month. If by mutual agreement you are provided with a motor vehicle such vehicle will be provided for business use with the understanding that you may utilize the vehicle for personal travel provided such use is undertaken in accordance with the Company policy/s regarding such matters.

General Conditions:

                  This offer of employment is conditional upon your acceptance and compliance with all Company policies and procedures as detailed in Company employee handbook and/or as advised in writing by management from time to time. Furthermore, employment with the Company under the general terms and conditions detailed above shall not be considered effective until all employee "New Hire" documentation (including Non-Circumvention/Non-Disclosure agreement) has been executed and received by Company.

This appointment is under the standard senior management arrangements and as such either you or the Company may terminate employment at any time, for any or no reason, usually with one months notice.

I want to take this opportunity to welcome you to the Company at this most exciting time. I know that Brian and Frederick both share my confidence in your abilities and we all look forward to the valuable contribution you will make to shaping the future of our operations in the United Kingdom.

Sincerely,
e-Point Technologies (UK) Limited.

Gary Larkin
Vice President

cc: Frederick Sandvick, HRD Department - Personnel Files

                     EXHIBIT 'C - BUYER ASSUMED LIABILITIES

In strict accordance with the terms and conditions of the Agreement the Buyer hereby assumes only the following specific liabilities of e-Point UK and
Business:

a) An employment agreement with Mr. Hugh McPartlan acting in the capacity of Head of Operation for e-Point UK a copy of which is included in Exhibit B-1 ("Employment Agreement"). Notwithstanding the assumption of said Employment Agreement Buyer's liability to Mr. McPartlan under said Employment agreement shall be strictly limited to any and all compensation and reimbursements and/or entitlements pertaining to only those services provided by Mr. McPartlan to e-Point UK and/or Business and/or Buyer after the Closing Date and any and all compensations and/or reimbursements and/or entitlements accrued and/or owed to Mr. McPartlan resulting from services provided to e-Point UK and/or e-Point USA and/or On-Point and/or Business prior to the Closing Date shall be the sole responsibility of Seller, and

b) A certain lease executed by and between e-Point UK and Southgate Chambers Limited for the provision to e-Point UK and/or Business of office space and/or services, a copy of which is attached hereto in Exhibit 'A-4 ("Office Lease"). Notwithstanding the assumption of the Office Lease, Buyer's liability to Southgate Chambers Limited under the Office Lease shall be strictly limited to rents and/or other payments arising or accruing with respect to occupancy and/or services provided after the Closing Date, and all rents and/or other payments arising or accruing with respect to occupancy and/or services provided prior to the Closing Date shall be the sole responsibility of Seller, and

c) Any and all e-Point UK and/or Business communication services agreements, including but not limited to any and all fixed line telephony and facsimile services and mobile telephony services ("Phone Service Agreements"). Notwithstanding the assumption of said Phone Service Agreements Buyer's liability to any and all third party vendors pertaining to said Phone Service(s) shall be strictly limited to payments accruing with respect to services provided by any and all third party vendors after the Closing date, and all payments accruing with respect to accrued and/or owed resulting from services provided prior to the Closing Date shall be the sole responsibility of Seller. Bills for the month in which the Closing occurs shall be apportioned based upon actual call transmission dates.

d) Buyer shall be solely responsible for any and all costs and liabilities whatsoever associated with the ongoing development and operation of e-Point UK and Business undertaken at its sole discretion following Closing Date. Notwithstanding, specifically excluding Items a) and b) and c) above Buyer shall not be responsible in any manner for the assumption of any liabilities whatsoever associated with development and operation of e-Point UK and/or Business whatsoever incurred by e-Point UK and/or e-Point USA and/or On-Point and/or Business prior to the Closing Date ("Prior Business Costs") and any and all Prior Business Costs shall be the sole responsibility of Seller.